UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

First Midwest Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2 EASY WAYS TO VOTE AVAILABLE 24 HOURS A DAY Vote by Internet (until 11:59 PM EDT on May 20, 2014) Vote by Telephone (until 11:59 PM EDT on May 20, 2014) Follow these easy steps: • Read the accompanying proxy statement and proxy card. • Go to web site www.proxyvote.com. • Have your proxy card in hand when you access the web site. • Have the information that is printed in the box marked by the arrow . • Follow the simple instructions. Follow these easy steps: • Read the accompanying proxy statement and proxy card. • Call 1-800-690-6903 toll-free, on a touch-tone phone in the U.S. or Canada. • Have your proxy card in hand when you call. • Have the information that is printed in the box marked by the arrow . • Follow the simple recorded instructions. XXXX XXXX XXXX XXXX XXXX XXXX You do not need to return your proxy card if you are voting by Internet or Telephone

Electronic Delivery Sign up to have all future proxy materials and annual reports delivered to you electronically To sign up for electronic delivery, follow the instructions below: 1. Log onto the Internet at http://enroll.icsdelivery.com/fmbi 2. Enter your account Social Security or Tax I.D. number. 3. Enter your email address. 4. Enter a PIN number of your choice, which will be used for electronic voting. 5. Prior to the next annual meeting you will receive an email providing information on how to vote your shares on-line and where to locate the proxy statement and annual report on-line. If you elect to access your First Midwest materials on-line, you may still request paper copies at any time by contacting us at investor.relations@firstmidwest.com. Please note that although there is no charge for this service, there may be costs to you associated with electronic access such as usage charges from your Internet service provider and telephone company.